Exhibit 3(i)(6)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CYTOMEDIX, INC.

Cytomedix, Inc., a Delaware corporation (the “Corporation”), for the purpose of amending the Certificate of Incorporation of the Corporation, as amended to date, in accordance with the General Corporation Law of Delaware, does hereby make and execute this Certificate of Amendment to the Certificate of Incorporation and does hereby certify that:

1. Article 1 of the Certificate of Incorporation is amended to read in its entirety as follows:

1. The name of the Corporation is Nuo Therapeutics, Inc.

2. The amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The amendment is effective on the date of filing of this Certificate with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this November 12, 2014.

CYTOMEDIX, INC.

By:	/s/ Steven A. Shallcross
Name: Steven A. Shallcross
Title: Executive VP, Chief Financial Officer and Secretary